EXHIBIT 23. CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-115672 and 333-45249) and Form S-3 (No. 333-200913) of Getty Realty Corp. of our report dated March 2, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 2, 2017